                                                                  EXHIBIT 10.12

                              HARTWELL GROUP LLC
                               COMMERCIAL LEASE
                                  Amendment 1


     WHEREAS Hartwell Group LLC, a Massachusetts limited liability company located at 411 Waverley Oaks Rd. Waltham MA., is LESSOR, and ACCESS Radiology Corporation, a Delaware corporation located at 313 Speen St. Natick MA 01760, is LESSEE of certain Premises located at 25 Hartwell Ave. Lexington MA under a Commercial Lease dated September 26, 1997, and

     WHEREAS the Lessor has provided, at this date, certain tenant improvements in excess the improvements contemplated in the Commercial Lease, to a total of $69,242.02, for which LESSEE is responsible, and

     WHEREAS the parties have agreed that the aforesaid costs will be amortized over the five year term of the Lease at 12% carrying cost;

     NOW, THEREFORE the Parties agree to amend the Commercial Lease as follows:

Add to Clause 3 TERM the following third paragraph:
                ----

     "The Commencement Date for the Lease is deemed 10 be December 1, 1997, substantial completion of all Build Out having occurred."

Delete the words after the heading of Clause 4. RENT:

     "The LESSEE shall pay to LESSOR rent at the rates per year, shown below, which rent shall be payable in advance in the monthly installments shown below on the first day of each month.

 Years         Annual Rent            Mo. Rent            $/SF Rate
--------------------------------------------------------------------
1-5            $549,234.00           $45,770.00             $21.62
--------------------------------------------------------------------

Insert the following words:

"The LESSEE shall pay to LESSOR rent at the rates per year. shown below, which rent shall be payable in advance in tho monthly installments shown below on the first day of each month.


 Years         Annual Rent              Mo. Rent           $/SF Rate
--------------------------------------------------------------------
1-5            $567,779.00             $47,315.00          $22.35
--------------------------------------------------------------------

All other terms and cond--itions of this Commercial Lease remain in effect.

AGREED this 28th day of November 1997.

Hartwell Group LLC                  ACCESS Radiology Corporation
LESSOR                              LESSEE